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                                                                    EXHIBIT 10.3

                       FORM OF INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (this "Agreement") dated as of December 17, 1999 is entered into by and among GE Energy Services, Inc., a Delaware corporation ("Parent"), Emmy Acquisition Corp., a Delaware corporation and
wholly owned subsidiary of Parent ("Buyer"), and                , in his
capacity as a stockholder of the Company and a resident of the State of
               ("Securityholder"), with respect to certain equity securities owned by Securityholder of Showpower, Inc., a Delaware corporation (the "Company"), and for purposes of Section 3.5 hereof, G. Laurence Anderson and John J. Campion (the "Stockholders' Agents").

                                  WITNESSETH:

     WHEREAS, Parent, Buyer and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof pursuant to which Buyer has agreed to make a cash tender offer described therein and thereafter merge with and into the Company (the "Merger") in accordance with the provisions of the Delaware General Corporation Law of the State of Delaware;

     WHEREAS, as of the date hereof, Securityholder beneficially owns and has the power to vote certain shares of the common stock, par value $.01 per share, of the Company (the "Company Common Stock");

     WHEREAS, each of Securityholder and certain other stockholders of the Company entered into tender agreements (the "Tender Agreements") with Parent, Buyer and the Company dated as of the date hereof pursuant to which such stockholders agreed to tender their shares of common stock of the Company to Buyer in the Initial Offer (as defined in the Merger Agreement) and place a portion of the proceeds received by such stockholders from the Initial Offer into an escrow account to secure their indemnification obligations pursuant to this Agreement; and

     WHEREAS, in consideration of Buyer's and Parent's agreements herein and in the Merger Agreement, Securityholder has agreed to cooperate with Buyer and Parent with respect to the acquisition of the Company by Parent and Buyer upon the terms and subject to the conditions set forth in the Merger Agreement.

     NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Representation and Warranties.

             1.1 Representations and Warranties of Buyer and Parent. Buyer and Parent, hereby jointly and severally, represent and warrant to Securityholder, as of the date hereof and as of the date Buyer purchases shares of Company Common Stock pursuant to the Initial Offer, as follows:

                (a) Authorization. Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of Buyer and Parent has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of Buyer and Parent has duly authorized, executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

             1.2 Representations and Warranties of
        Securityholder. Securityholder hereby represents and warrants to Buyer and Parent, as of the date hereof and as of the date Buyer purchases shares of Company Common Stock pursuant to the Initial Offer, as follows:

                (a) Ownership.  Securityholder is the sole record and beneficial
           owner of, and has good and marketable title to,           shares of
           Company Common Stock (collectively, the "Securities"), in each case free and clear of all liabilities, claims, liens, options, proxies, charges,

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           participations and encumbrances of any kind or character whatsoever, except for the security interest securing the obligations under Securityholder's note payable to the Company.

                (b) Authorization. Securityholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has sole voting power and sole power of disposition, with respect to all of the Securities owned by Securityholder with no restrictions on its voting rights or rights of disposition pertaining thereto. Securityholder has duly authorized, executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Securityholder, enforceable against Securityholder in accordance with its terms.

                (c) No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require Securityholder to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity, or (b) violate, or cause a breach of or default under, any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon Securityholder. No proceedings are pending which, if adversely determined, will have a material adverse effect on any of the Securities. Securityholder has not previously assigned or sold any of the Securities to any third party.

                (d) No Setoff. Securityholder has no liability or obligation related to or in connection with the Securities other than the obligations to Buyer and Parent as set forth in this Agreement. There are no legal or equitable defenses or counterclaims that have been or may be asserted by or on behalf of the Company, as applicable, to reduce the amount of the Securities or affect the validity or enforceability of the Securities.

                (g) Company Representations and Warranties. The representations and warranties of the Company contained in Article III of the Merger Agreement are hereby incorporated into this Agreement in their entirety as representations and warranties of Securityholder and, notwithstanding anything contained in the Merger Agreement to the contrary, such representations and warranties shall survive for purposes of this Agreement for the periods described in Article 3 of this Agreement.

          2. Survival of Representations and Warranties. The respective representations and warranties of Securityholder, Parent and Buyer contained herein or incorporated herein by reference or in any certificates or other documents delivered in connection herewith shall not be deemed waived or otherwise affected by any investigation made by the other party hereto, and each representation and warranty contained herein or incorporated herein by reference shall survive the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations, including extensions thereof. Notwithstanding the foregoing, the representations and warranties of the Company contained in
     Article III of the Merger Agreement or incorporated herein by reference shall survive for a period of twelve months following the Closing (as defined in the Merger Agreement).

          3. Indemnification.

             3.1 Indemnification by Securityholder.

                (a) Indemnity. Securityholder shall defend and indemnify Buyer, Parent and the Company and their agents, affiliates, subsidiaries, controlling persons, officers, directors, and employees (collectively, the "Buyer Indemnitees"), and hold the Buyer Indemnitees wholly harmless from and against, any and all losses, liabilities, damages, costs (including, without limitation, court costs) and expenses (including, without limitation, reasonable attorneys' fees) which the Company or any Buyer Indemnitee incurs as a result of, or with respect to, any third party claims made against the Company or any Buyer Indemnitee and arising out of or based
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           upon or relating to (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement by or on behalf of Securityholder or the Company contained in this Agreement (including the representations and warranties incorporated herein by reference pursuant to Section 2.2(g)), the Merger Agreement or contained in any certificate, instrument, agreement or document of Securityholder or the Company delivered to Buyer or Parent in connection with the consummation of the transactions contemplated hereunder or thereunder and (ii) any of the matters contained in the Company Disclosure Letter with respect to the representations and warranties contained in Sections 3.9, 3.15, 3.16, 3.17 and 3.18 of the Merger Agreement which are incorporated by reference herein (collectively "Losses"). For purposes of this Agreement, third party claims shall exclude any claim brought by or on behalf of any wholly-owned subsidiary of Parent, unless such third party claim arises out of or is related to actions or events affecting such subsidiary which occurred on or prior to the date hereof.

                (b) Claims. In the event that any Buyer Indemnitee shall receive written notice of any claim or proceeding against such Buyer Indemnitee that, if successful, might result in a claim under this
           Section 3.1, such Buyer Indemnitee shall give Securityholder prompt written notice of such claim or proceeding and shall permit Securityholder to participate in the defense of such claim or proceeding by counsel of Securityholder's own choosing and at the expense of Securityholder. In addition, upon written request of such Buyer Indemnitee, Securityholder shall assume the carriage of the defense of any such claim or proceeding.

                (c) Right to Indemnification. In no event shall Securityholder's right to receive indemnification pursuant to Section
           5.7 of the Merger Agreement affect or in any way limit
           Securityholder's obligation to indemnify the Buyer Indemnitees hereunder.

             3.2 Specific Performance. Securityholder acknowledges that Buyer and Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Securityholder which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available to Buyer and Parent upon the breach by Securityholder of such covenants and agreements, Buyer and Parent shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

             3.3 Exclusive Remedy. From and after the Effective Date (as defined in Merger Agreement), recourse of any Buyer Indemnitee to the aggregate amount of the property held in the Indemnification Escrow (as defined in the Tender Agreements) pursuant to each of the Tender Agreements shall be the sole and exclusive remedy of the Buyer Indemnitees for monetary damages for any claim for indemnification under this Article 3, other than with respect to claims made by a Buyer Indemnitee against Securityholder for fraud, bad faith or willful misconduct.

             3.4 Defense of Third Party Claims. Securityholder may participate in (but not control) the defense and Buyer Indemnitee will have the sole right to control the defense of third party claims made pursuant to
        Article 3 by using counsel selected by Buyer Indemnitee. Buyer Indemnitee shall have the sole right to make any significant decisions with respect to the defense of such claim, except as to the settlement or compromise of such claim which Buyer Indemnitee shall have the right to settle, adjust or compromise with the consent of Securityholder; provided, however, that such consent may not be unreasonably withheld. Securityholder shall make available to Buyer Indemnitee any documents and materials in his or its possession or control that may be necessary to the defense of, and shall otherwise cooperate with Buyer Indemnitee in the defense of, such claim or legal proceeding.

             3.5 Stockholders' Agents.

                (a) Appointment. In order to efficiently administer, among other matters, the defense and/or settlement of any claims for which Securityholder may be required to indemnify the Buyer Indemnitees pursuant to Section 3.1, Securityholder hereby irrevocably designates and

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           appoints G. Laurence Anderson and John J. Campion, as the lawful agent and attorney-in-fact (the "Stockholders' Agents") with full powers of substitution to act in the name, place and stead of Securityholder with respect to the authority provided in paragraph
           (b) below. Securityholder hereby ratifies and confirms all that the Stockholders' Agents shall do or cause to be done by virtue of his appointment as a Stockholders' Representative and Jeffrey B. Stone and John J. Campion hereby accept such designation and appointment.

                (b) Authority. The Stockholders' Agents, acting jointly, are empowered and authorized, acting specifically and not generally on behalf of Securityholder (i) to take all action necessary in connection with the defense and/or settlement of any claims for which the Securityholder may be required to indemnify the Buyer Indemnitees pursuant to Section 3.1; (ii) to execute and deliver the Escrow Agreement (as defined in the Tender Agreements); (iii) to give and receive all notices required to be given under the Escrow Agreement;
           (iv) to receive, hold and distribute to the Securityholder hereto any moneys received as a distribution pursuant to the Escrow Agreement or any other sums received by the Stockholders' Agents in such capacity, and to retain same or a portion thereof as a reserve for expenses (inclusive without limitation of the expenses referred to in paragraph (f) below) or for other possible payments or liabilities, all as determined in the sole discretion of the Stockholders' Agents with such retained or reserved amounts to be distributed upon or after the payment of such expenses, making such payments or discharge of such liabilities; (vi) to employ such legal counsel and other representatives as the Stockholders' Agents shall select from time to time; and (vii) to take any and all additional action as is contemplated or permitted to be taken by or on behalf of the Securityholder as the Stockholders' Agents deem necessary or appropriate by the terms of this Agreement and the Escrow Agreement.

                (c) Successor. In the event that one of the Stockholders' Agents dies, becomes unable to perform his responsibilities hereunder or resigns, Stephen R. Bernstein is hereby appointed and constituted as one of the Stockholders' Agents, and he shall become and be deemed one of the Stockholders' Agents.

                (d) Decisions Binding. All decisions and actions, taken jointly, by the Stockholders' Agents, whatsoever shall be binding upon Securityholder, and Securityholder shall not have the right to object, dissent, protest or otherwise contest the same.

                (e) Further Agreements. By execution of this Agreement, Securityholder agrees that:

                    (i) The appointment of the Stockholders' Agents shall be
               deemed coupled with an interest and shall be irrevocable and the Buyer Indemnitees and the escrow agent under the Escrow Agreement shall be able to rely conclusively, without inquiry or liability, on the instructions, agreements and decisions of the Stockholders' Agents, acting jointly, as to the settlement of any claims for indemnification pursuant to Section 3.1 or any other actions required or permitted to be taken by the Stockholders' Agents hereunder or under the Escrow Agreement, and no party hereunder shall have any cause of action against the Buyer Indemnitees for any action taken by the Buyer Indemnitees in reliance upon the agreements, instructions or decisions of the Stockholders' Agents, acting jointly;

                    (ii) all actions, agreements, decisions and instructions of the Securityholders' Agents shall be conclusive and binding upon Securityholder and Securityholder shall not have any cause of action against the Stockholders' Agents for any action taken, decision made or instruction given by the Stockholders' Agents, acting jointly, under this Agreement, except for fraud or bad faith;

                    (iii) the provisions of this Section 3.5 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that Securityholder may have in connection with the transactions contemplated by the Merger Agreement;

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                    (iv) the provisions of this Section 3.5 shall be binding
               upon the executors, heirs, legal representatives and successors of each Securityholder, and any references in this Agreement to Securityholder shall mean and include the successors to the Securityholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise; and

                    (v) the Buyer Indemnitees and the escrow agent under the
               Escrow Agreement shall, upon receipt of any writing which reasonably appears to have been signed by the Stockholders' Agents, act upon such writing without any further duty of inquiry as to the genuineness of the writing.

                (f) Expenses. All reasonable fees and expenses incurred by the Stockholders' Agents or otherwise required to be paid by Securityholder, may be withheld by the Stockholders' Agents and paid from sums paid to the Stockholders' Agents as a distribution pursuant to the Escrow Agreement or any other sums received by the Stockholders' Agents in such capacity.

          4. Trade Secrets, Confidential Information and Noncompetition
     Covenants.

             4.1 Definitions. For the purposes of this Section 4, the following definitions shall apply:

                (a) "Company Activities" shall mean all activities of the type conducted or provided by the Company within one year prior to the date of this Agreement. For purposes of reference, such activities at the date of this Agreement include the provision of temporary power generation and temperature control rental equipment and support services on a worldwide basis for entertainment, corporate and special events.

                (b) "Confidential Information" shall mean any data or information, other than Trade Secrets, which is valuable to the Company and not generally known to competitors of the Company.

                (c) "Confidentiality Period" shall mean the period beginning the date hereof and ending on the third anniversary of the date hereof.

                (d) "Noncompete Period" shall mean the period beginning on the date hereof and ending on the third anniversary of the date hereof.

                (e) "Territory" shall mean the areas where the Company Activities are conducted as of the date hereof and any area where customers or actively sought prospective customers of the Company are present. For purposes of reference, such areas include the geographic area contained within a 150-mile radius of the current office locations of the Company.

                (f) "Trade Secret" shall mean information, including, but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, which (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, the public or to other persons who can derive economic value from its disclosure or use, and
           (ii) is the subject of reasonable efforts under the circumstances by the Company to maintain its secrecy. For purposes of this Agreement, the term "Trade Secrets" shall not include information that (i) was generally known to the public at the time the Company disclosed the information to Securityholder; (ii) became generally known to the public after disclosure by the Company through no act or omission of Securityholder; or (iii) was disclosed to Securityholder by a third party having a bona fide right both to possess the information and to disclose the information to Securityholder.

             4.2 Trade Secrets. Securityholder shall hold in confidence at all times on and after the date hereof all Trade Secrets, and shall not disclose, publish or make use at any time on and after the date hereof of Trade Secrets without the prior written consent of the Company.

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             4.3 Confidential Information.  During the Confidentiality Period,
        Securityholder shall hold in confidence all Confidential Information and shall not disclose, publish or make use of Confidential Information without the prior written consent of the Company.

             4.4 Noncompetition.

                (a) Coverage. Securityholder acknowledges that to protect adequately the interest of the Company it is essential that any noncompete covenant with respect thereto cover all Company Activities and the entire Territory.

                (b) Noncompete Covenant. Securityholder hereby agrees that Securityholder shall not, during the Noncompete Period, in any manner (other than as an employee of the Company), directly or by assisting others, engage in, have any equity or profit interest in (except for an equity interest in a publicly held corporation which does not exceed one percent (1%) of such corporation's outstanding capital stock), or render services of any executive, administrative, supervisory, marketing, production or consulting nature to any corporation or other entity that conducts the Company Activities in the Territory.

                (c) Customer Nonsolicitation. Securityholder hereby agrees that Securityholder shall not, during the Noncompete Period, in any manner (other than as an employee of the Company), directly or by assisting others, solicit or accept, or attempt to solicit or accept, any business from any customer of the Company, including actively sought prospective customers, for purposes of providing products or services that are competitive with those provided by the Company.

             4.5 No-hire Covenant. Securityholder hereby agrees that Securityholder shall not, during the Noncompete Period, in any manner (other than as an employee of the Company), directly or by assisting others, recruit or hire, or attempt to recruit or hire, on the Securityholder's behalf or on behalf of any other person, firm or corporation, any employee of the Company.

             4.6 Severability, Damages and Tolling. If a judicial or arbitral determination is made that any of the provisions of this Section 4 constitutes an unreasonable or otherwise unenforceable restriction against Securityholder, the provisions of this Section 4 shall be rendered void only to the extent that such judicial or arbitral determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, Securityholder and the Company hereby agree that any judicial or arbitral authority construing this Agreement shall be empowered to sever any prohibited business activity, time period or geographical area from the coverage of this Section 4 and to apply the provisions of this Section 4 to the remaining business activities and the remaining time period not so severed by such judicial or arbitral authority. Moreover, notwithstanding the fact that any provision of this Section 4 is determined not to be specifically enforceable, the Company shall nevertheless be entitled to recover monetary damages as a result of the breach of such provision by Securityholder. The time period during which the prohibitions set forth in this Section 4 shall apply shall be tolled and suspended for a period equal to the aggregate quantity of time during which Securityholder violates such prohibitions in any respect.

             4.7 Injunctive Relief. Securityholder hereby agrees that any remedy at law for any breach of the provisions contained in Sections 4.2, 4.3, 4.4 or 4.5 hereof shall be inadequate and that the Company shall be entitled to injunctive relief in addition to any other remedy the Company might have under this Agreement.

          5. Miscellaneous.

             5.1 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement. Each of the parties hereto warrants and covenants to the others that it will bear all claims for brokerage fees attributable to action taken by it.

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             5.2 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.

             5.3 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

             5.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Time is of the essence with respect to all provisions of this Agreement.

             5.5 Assignment. This Agreement may not be transferred or assigned by Securityholder but may be assigned by Buyer to any of its affiliates or to any successor to its business and will be binding upon and inure to the benefit of any such affiliate or successor.

             5.6 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original, but both of which together shall constitute one and the same Agreement.

             5.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by delivery, telegram or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any national courier service, provided that any notice delivered as herein provided shall also be delivered by telecopy at the time of such delivery. All communications hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

(a)                                      If to Parent or Buyer:

                                         General Electric Company
                                         4200 Wildwood Parkway
                                         Atlanta, Georgia 30339
                                         Attention: Briggs L. Tobin, Esq.
                                         Telecopy: (770) 859-7012

                                         with a copy to:

                                         King & Spalding
                                         191 Peachtree Street
                                         Atlanta, Georgia 30303-1763
                                         Attention: C. William Baxley, Esq.
                                                    Mark E. Thompson, Esq.
                                         Telecopy: (404) 572-5100

(b)                                      If to Securityholder:

                                         Telecopy:

                                         with a copy to:

                                         Baker & Daniels
                                         300 North Meridian Street
                                         Indianapolis, Indiana 46204
                                         Attention: David C. Worrell, Esq.
                                         Telecopy: (317) 237-1000

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             5.8 Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

             5.9 Enforceability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

             5.10 Further Assurances. From time to time at or after the date Buyer purchases shares of Company Common Stock pursuant to the Initial Offer, at Buyer's request and without further consideration, Securityholder shall execute and deliver to Buyer such documents and take such action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the Securities, including, but not limited to, using its best efforts to cause the appropriate transfer agent or registrar to transfer of record the Securities.

     IN WITNESS WHEREOF, Buyer, Parent, Securityholder and the Stockholders' Agents have caused this Agreement to be duly executed as of the day and year first above written.

                                          EMMY ACQUISITION CORP.

                                          By:
                                            ------------------------------------
                                                            Name
                                                           Title

                                          GE ENERGY SERVICES, INC.

                                          By:
                                            ------------------------------------
                                                            Name
                                                           Title


                                            ------------------------------------
                                            Securityholder
                                            STOCKHOLDERS' AGENT, for
                                            purposes of Section 3.5 only


                                            ------------------------------------
                                                    G. Laurence Anderson

                                            STOCKHOLDERS' AGENT, for
                                            purposes of Section 3.5 only


                                            ------------------------------------
                                                      John J. Campion